Consent of Independent Certified Public Accountants

     We have issued our report dated November 10, 1995 accompanying the financial statements of Van Kampen Merritt Insured Income Trust, Series 41 as of September 30, 1995, and for the period then ended, contained in this Post-Effective Amendment No. 1 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".
                                        Grant Thornton LLP

Chicago, Illinois
January 25, 1996